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                                                                    Exhibit 3(b)

                                                          Revised April 27, 1993
                                                          Revised April 23, 1996

                          RESTATED CODE OF REGULATIONS
                                       OF
                            FIRST FINANCIAL BANCORP.

                                   ARTICLE I
                            MEETINGS OF SHAREHOLDERS

               SECTION 1.1. ANNUAL MEETING. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the main office of the Corporation, 300 High Street, Hamilton, Ohio, or such other place as the Board of Directors may designate, at 2:00 P.M., on the fourth Tuesday of April each year. Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Corporation. If, from any cause, an election of directors is not made on said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

               SECTION 1.2. SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than fifty percent of the stock of the Corporation. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meetings, to each shareholder at his address appearing on the books of the Corporation, a notice stating the purpose of the meeting.

               SECTION 1.3. QUORUM. Except as otherwise provided by the statutes of Ohio, the holders of record of a majority of shares entitled to vote, whether present in person, or by proxy, shall constitute a quorum at any and all meetings of shareholders, but less than a quorum may adjourn any meeting from time to time.

               SECTION 1.4. PROXIES. Any shareholder entitled to vote at a meeting of shareholders may be represented and vote thereat by proxy appointed by an instrument in writing subscribed by the shareholder or his duly authorized agent, and submitted to the secretary of the Corporation or the inspectors of election at or before said meeting.


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                                   ARTICLE II
                                   DIRECTORS

               SECTION 2.1. NOMINATION. Nominations for the election of directors may be made by the Board of Directors or may be made by any shareholder entitled to vote for the election of directors. Any nomination by a shareholder shall be made by notice in writing, delivered or mailed by registered United States mail, postage prepaid, to the secretary of the corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of the shareholders called for the election of directors;provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such written nomination shall be delivered or mailed, as prescribed, to the secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Each such notice shall contain the following information to the extent known to the notifying shareholder: (a) name and address of each proposed nominee; (b) principal occupation of each proposed nominee; (c) total number of shares of stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of stock of the corporation owned by the notifying shareholder. The Chairman of the meeting may, in his discretion, determine and declare to the meeting that the nomination was not made in accordance with the foregoing procedure and, in such event, the defective nomination shall be disregarded.

               SECTION 2.2. NUMBER. The number of directors of the Corporation, which shall not be less than nine nor more than twenty-five, shall be fifteen until increased or decreased at any time by the affirmative note of two-thirds of the whole authorized number of directors or, at a meeting of the shareholders called the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares which are represented at the meeting and entitled to vote on the proposal. Directors shall hold office in their respective classes for three-year terms. The election of directors shall be held at the annual meeting of shareholders for the class year of directors whose terms expire at the annual meeting, except that a majority of the directors in office at any time, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any director's office that is created by an increase in the number of directors or by a vacancy; provided, however, that in any period between annual meetings of shareholders, the directors will not increase the number of directors by more than three. A vacancy is created by the death, resignation, removal or incapacity of a director prior to the end of his term or by the failure of the shareholders at any time to elect the whole authorized number of directors. A director may be removed for cause. Cause if defined to exist if a court of law finds a director guilty of a felony or has breached his fiduciary duty under the laws of Ohio.

               SECTION 2.3. CLASSES OF DIRECTORS. The directors' terms are divided into three classes of terms consecutively expiring. The classes are known as Classes I, II and III. The directors of each class are shown on the Proxy Statement issued to shareholders of record.


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               SECTION 2.4. MEETINGS. Meetings of the Board of Directors shall be held at the main office of the Corporation or at such other place, within or without the State of Ohio, as may be determined by the Board. One day's notice of such meeting shall be given to each director, unless the Board of Directors has fixed a regular time and place for such meetings, in which case no notice shall be required for meetings held at such time and place. Meetings may be called by the Chairman of the Board, the President, or by any seven directors, upon giving the notice as herein required.

               SECTION 2.5. No person shall be elected or re-elected a director after reaching his seventieth (70th) birthday.

               SECTION 2.6. DIRECTOR EMERITUS. The Board shall have the right from time to time to choose as Directors Emeritus persons who have had prior service as members of the Board and who may receive such compensation as shall be fixed from time to time by the Board of Directors.

               SECTION 2.7. EXECUTIVE COMMITTEE. The Board of Directors is authorized to create an Executive Committee of not less than three (3) members of the Board and such other committees as it sees fit, which, to the extent authorized by the Board of Directors, may exercise all powers of the Board of Directors between meetings of said Board, except to the extent prohibited by the laws of the State of Ohio. The Chairman of the Board of Directors or in his absence, the President, may designate any one of the directors of the Corporation as an alternate member of any committee to replace any absent or disqualified member at any meeting of such committee.

                                  ARTICLE III
                                    OFFICERS

               SECTION 3.1. CHAIRMAN OF THE BOARD. The Board of Directors may appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. He shall preside at all meetings of the Board of Directors. He shall exercise such powers and duties, as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

               SECTION 3.2. PRESIDENT. The Board of Directors shall appoint one of its members to be President of the Corporation. In the absence of the Chairman, he shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these Regulations. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

               SECTION 3.3. VICE PRESIDENT. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Chief Executive Officer.


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               SECTION 3.4. SECRETARY. The Board of Directors shall appoint a
Secretary who shall keep accurate minutes of all meetings. He shall attend to the giving of all notices required by these Regulations to be given. He shall be custodian of the corporate seal, records, documents and papers of the Corporation. He shall provide for the keeping of proper records of all transactions of the Corporation. He shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of the Secretary or imposed by these Regulations. He shall also perform such other duties as may be assigned to him, from time to time by the Chief Executive Officer.

               SECTION 3.5. OTHER OFFICERS. All other officers appointed by the Board of Directors shall have such duties as defined by law and as may from time to time be assigned to them by the Chief Executive Officer or the Board of Directors.

               SECTION 3.6. TERM OF OFFICE. All officers of the Corporation shall be chosen by the Board of Directors by a majority vote and shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders or until their successors are elected and duly qualified. The Board of Directors may remove any officer at any time with or without cause by a majority vote.

               SECTION 3.7. RETIREMENT DATE. Normal retirement date for all employees is the employee's 65th birthday.

                                 ARTICLE III-A
                         INDEMNIFICATION AND INSURANCE

               SECTION 3-A.1. MANDATORY INDEMNIFICATION. The Corporation shall indemnify any officer or director, or any other employee of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 3-A.1 shall be presumed to have met the applicable standard of conduct set forth herein, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, rebut such presumption.


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               SECTION 3-A.2. COURT-APPROVED INDEMNIFICATION. Anything
contained in the Regulations or elsewhere to the contrary notwithstanding:

               (A) the Corporation shall not indemnify any officer or director or employee of the Corporation who was a party to any completed action or suit instituted by or in the right of the Corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for misconduct (other than negligence of any degree) in the performance of his duty to the Corporation unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

               (B) the Corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 3-A.2.

               SECTION 3-A.3. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer, director or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 3-A.1, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the Corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

               SECTION 3-A.4. DETERMINATION REQUIRED. Any indemnification required under Section 3-A.1 and not precluded under Section 3-A.2 shall be made by the Corporation only upon a determination that such indemnification of the officer or director or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 3-A.1. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Butler County, Ohio or (if the Corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any. Any determination made by the disinterested directors under subparagraph (A) of this Section or by independent legal counsel under subparagraph (B) of this Section to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the Corporation shall be promptly communicated to the person who threatened or brought such


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action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

               SECTION 3-A.5. ADVANCES FOR EXPENSES. Unless the only liability asserted against a director in an action, suit or proceeding referred to in
Section 3-A.1 of this article arises pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees: (i) to repay amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act was undertaken with deliberate intent to cause injury to the Corporation or with reckless disregard for the best interests of the Corporation; and (ii) to reasonably cooperate with the Corporation with respect to the action, suit or proceeding.

               Expenses, including attorney's fees, incurred by a director, trustee, officer, employee or agent in defending any action, suit or proceeding referred to in Section 3-A.3 of this Article, may be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation.

               SECTION 3-A.6. ARTICLE III-A NOT EXCLUSIVE. The indemnification provided by this Article III-A shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director or employee of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

               SECTION 3-A.7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article III-A.

               SECTION 3-A.8. VENUE. Any action by a person claiming indemnification under this Article III-A, or by the Corporation, to determine such claim for indemnification may be filed as to the Corporation and each such person in Butler County, State of Ohio. The Corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Butler County, Ohio.

               The foregoing is in further amplification of Article Sixth of the Articles of Incorporation.

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                                   ARTICLE IV
                                  CERTIFICATES

               SECTION 4.1. Certificates evidencing the ownership of shares of the Corporation shall be issued to those entitled to them by transfer or otherwise. Each certificate for shares shall bear a distinguishing number, the signature of the President or Chairman of the Board, and of the Secretary of the Corporation, the corporate seal, and such recitals as may be required by law. Such signatures and seal on the certificate may be facsimile signatures.

               SECTION 4.2. Subject to any applicable provision of law or the Articles, transfers of shares of the Corporation shall be made only upon its books, upon surrender and cancellation of a certificate or certificates for the shares so transferred. Any certificate so presented for transfer shall be endorsed or shall be accompanied by separate written assignment or a power of attorney, signed by the person appearing by the certificate to be the owner of the shares represented thereby.

               SECTION 4.3. LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES. The Corporation may, in its discretion, upon evidence satisfactory to it of the loss, theft, or destruction of any certificate for shares of the Corporation, authorize the issuance of a new certificate in lieu thereof, and may, in its discretion, require as a condition precedent to such issuance, the giving, by the owner of such alleged lost, stolen, or destroyed certificate, of a bond of indemnity, in form and amount, with surety, satisfactory to the Corporation, against any loss or damage which may result to, or claim which may be made against, the Corporation, or any transfer agent or registrar of its shares, in connection with such alleged lost, stolen, or destroyed, or such new, certificate. If any certificate for shares of the Corporation becomes worn, defaced, or mutilated, the Corporation may, upon production and surrender thereof, order that the same be cancelled and that a new certificate be issued in lieu thereof.

                                   ARTICLE V
                                 CORPORATE SEAL

               SECTION 5.1. CORPORATE SEAL. The Chairman of the Board, the President, Vice President, or Secretary or other officers designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same.

Such seal shall be substantially in the following form:

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

               SECTION 6.1. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.


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               SECTION 6.2. EXECUTION OF INSTRUMENTS. All agreements, deeds, conveyances, transfers, certificates, and any other documents may be signed on behalf of the Corporation by the Chairman of the Board, or the President, or such other designated officers that the Board may designate from time to time.

               SECTION 6.3. RECORDS. The Articles of the Corporation, the Code of Regulations and the proceedings of all meetings of the shareholders, the Board of Directors, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as Secretary of the meeting.

                                  ARTICLE VII
                              CODE OF REGULATIONS

               SECTION 7.1. INSPECTION. A copy of the Code of Regulations, with all amendments thereto, shall at all times be kept in a convenient place at the office of the Corporation, and shall be open for inspection during all business hours.

               SECTION 7.2. AMENDMENTS. The Code of Regulations may be amended, altered, repealed, or replaced by an affirmative vote of a majority of the shares empowered to vote thereon at any regular or special meeting of the shareholders.